Exhibit 99.1

Contact: Jerald L. Shaw, President and Chief Executive Officer Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

ANCHOR BANCORP
ANNOUNCES APPOINTMENT OF NEW DIRECTOR AND
RESIGNATION OF DIRECTOR JAMES A. BOORA

Lacey, Washington – May 30, 2013 – Anchor Bancorp (the “Company”) (NASDAQ:GS - ANCB), the holding company for Anchor Bank (“Bank”), announced today that it had appointed Mr. Reid A. Bates to the Boards of Directors of the Company and the Bank.  The Company also announced Mr. James A. Boora has resigned from the Boards of Directors of the Company and the Bank effective May 31, 2013.  Mr. Boora has served as a director of the Company since its inception in 2008 and as a director of the Bank since 1988.  It is anticipated that Mr. Bates will fill the vacancy on the Company’s and the Bank’s respective Boards of Directors created by the resignation of Mr. Boora.

The Company’s Nominating and Corporate Governance Committee proposed and the Board of Directors ratified and approved the appointment of Mr. Bates to the Board of Directors, which appointment was approved by the Company’s primary federal regulator, the Board of Governors of the Federal Reserve System.  Similarly, the appointment of Mr. Bates to the Bank’s Board of Directors was approved by the Bank’s primary federal regulator, the Federal Deposit Insurance Corporation, and its state regulator, the Washington Division of Financial Institutions.  The appointment of Mr. Bates to the Company’s Board of Directors is effective June 1, 2013.

“We are delighted to have someone of Reid’s caliber join our Board,” said Jerald L. Shaw, President and Chief Executive Officer.  “His leadership and business experience will be a great benefit to the Company and Bank.”

Mr. Bates has extensive business experience in the staffing, real estate, banking, alternative energy and recycling industries.  Since 2007 he has been the majority owner of a recruiting and staffing agency, Express Employment Professionals, located in Aberdeen and Olympia, Washington.  Prior to that, Mr. Bates was employed by Weyerhaeuser Company from 1988 to 2006 and served in various capacities, most recently serving as Vice President, Eastern Region – Recycling, in Aurora, Illinois from 2001 to 2006.  From 1986 to 1988, Mr. Bates was employed by CURA Financial/Prudential Federal Savings, Salt Lake City, Utah and served as a commercial loan officer in San Ramon, California.  From 1985 to 1986, he was employed by Renewable Energy Ventures, Inc. as a financial analyst and from 1983 to 1985 he was employed by Coordinated Financial Analysts serving as a Vice President – Financial Analyst.  Mr. Bates has a Bachelor of Science degree in Business Management – Finance from Brigham Young University, Provo, Utah.

About the Company
Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 12 full-service banking offices (including two Wal-Mart store locations) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, Washington.  In addition we have one loan production office located in Grays Harbor County.  The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area, success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.